UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: April 14, 2005
(Date of earliest event reported: April 8, 2005)
CENTURY CASINOS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	0-22290	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1263 Lake Plaza Drive Suite A, Colorado Springs, CO	80906
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On April 8, 2005, CC Tollgate LLC, a 65% owned subsidiary of the Company, entered into a loan agreement with Colorado Business Bank securing $5.0 million to finance the predevelopment construction costs associated with the development of a casino in Central City, Colorado. Under the terms of the agreement, the loan will mature on October 4, 2005 at which time the principal is due with interest calculated at prime plus 0.5%. The note is secured by the existing property and improvements and by commercial guarantees provided by Century Casinos, Inc. and its partner Tollgate Venture LLC.

ITEM 9.01 Financial Statements and Exhibits

(c)	Exhibits
10.148  Promissory Note and Business Loan Agreement between Tollgate LLC and Colorado Business Bank dated April 8, 2005, and associated Commercial
             Guarantee provided by Century Casinos, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Century Casinos, Inc.
(Registrant)

Date: April 14, 2005	by: /s/ Larry Hannappel
Larry Hannappel, Senior Vice President